EXHIBIT 99.1
                                                                    ------------



                              RTM Restaurant Group

                          Combined Financial Statements

                As of March 6, 2005 and May 30, 2004 and for the
              Forty weeks ended March 6, 2005 and February 29, 2004




                                    CONTENTS

Combined Financial Statements

Combined Balance Sheets........................................................2
Combined Statements of Operations..............................................3
Combined Statements of Net Capital Deficiency..................................4
Combined Statements of Cash Flows..............................................5
Notes to Combined Financial Statements.........................................6

                              RTM Restaurant Group

                             Combined Balance Sheets
                                 (IN THOUSANDS)

                                                                           MARCH 6,
                                                                              2005       MAY 30,
ASSETS                                                                   (UNAUDITED)       2004
                                                                         -----------------------
Current assets:
   Cash and cash equivalents                                             $  10,846    $   8,475
   Income taxes receivable                                                   3,516        2,498
   Other receivables                                                         4,065        4,858
   Inventories                                                               6,398        7,637
   Prepaid expenses                                                          9,782        8,124
   Deferred income taxes                                                     2,047        1,980
                                                                         -----------------------
Total current assets                                                        36,654       33,572
Land, property and equipment:
   Land                                                                    104,429       97,458
   Property and equipment, net of accumulated depreciation of $155,149
      in 2005 and $148,462 in 2004, respectively                           178,125      178,561
   Capital leases, net of accumulated amortization of $17,905 in 2005
      and $14,486  in 2004, respectively                                    45,277       43,506
                                                                         -----------------------
   Land, property and equipment, net                                       327,831      319,525
Other assets:
   Notes receivable, net of current portion and deferred gain                3,200        4,042
   Goodwill                                                                 63,798       60,861
   Other intangibles, net of accumulated amortization of $12,793 in
      2005 and $12,638 in 2004, respectively                                18,816       19,178
   Other                                                                     8,671        9,017
                                                                         -----------------------
Total other assets                                                          94,485       93,098
                                                                         -----------------------
Total assets                                                             $ 458,970    $ 446,195
                                                                         =======================

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
   Accounts payable                                                      $  43,117    $  38,629
   Accrued expenses                                                         27,179       26,744
   Current portion of long-term debt                                        42,211       29,112
   Current portion of financing obligations                                    356          268
   Current portion of capital lease obligations                              4,226        3,898
                                                                         -----------------------
Total current liabilities                                                  117,089       98,651

Long-term debt, net of current portion                                     171,427      190,293
Financing obligations, net of current portion                              131,167      118,156
Capital lease obligations, net of current portion                           46,326       43,712
Deferred income taxes                                                        6,130        8,260
Other liabilities and deferred credits                                      28,180       26,985
                                                                         -----------------------
Total liabilities                                                          500,319      486,057

Commitments and contingent liabilities
Net capital deficiency:
   Common stock                                                                  2            2
   Additional paid-in capital                                               14,570       14,570
   Retained earnings                                                        44,412       39,661
   Treasury stock                                                          (20,720)     (17,245)
   Stock notes receivable                                                  (11,892)     (10,480)
   Notes and advances due from affiliates                                  (67,721)     (66,370)
                                                                         -----------------------
Net  capital deficiency                                                    (41,349)     (39,862)
                                                                         -----------------------
Total liabilities and net capital deficiency                             $ 458,970    $ 446,195
                                                                         =======================

            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

                              RTM Restaurant Group

                        Combined Statements of Operations
                                 (IN THOUSANDS)
                                   (unaudited)

                                                                           FORTY WEEKS ENDED
                                                                        MARCH 6,   FEBRUARY 29,
                                                                           2005           2004
                                                                        -----------------------
Net sales                                                               $ 606,295    $ 550,769

Costs and expenses:
  Costs of operations, excluding depreciation and amortization            488,812      450,108
  General and administrative, excluding depreciation and amortization      61,701       56,692
  Depreciation and amortization                                            22,334       18,200
                                                                        -----------------------
                                                                          572,847      525,000

                                                                        -----------------------
Operating profit                                                           33,448       25,769

Interest expense, net                                                     (27,960)     (25,918)
Other income                                                                1,026          992
                                                                        -----------------------
Income before income taxes and discontinued operations                      6,514          843
Provision for income taxes                                                  1,697          375
                                                                        -----------------------
Income from continuing operations                                           4,817          468
Income from discontinued operations, net of income taxes of $1,978
  and $686 in 2005 and 2004, respectively                                   3,516          589
                                                                        -----------------------
Net income                                                              $   8,333    $   1,057
                                                                        =======================

            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

                                               RTM Restaurant Group

                                   Combined Statements of Net Capital Deficiency
                                                  (IN THOUSANDS)

                                                                                                         NOTES AND
                                                ADDITIONAL                                                ADVANCES
                                      COMMON      PAID-IN    RETAINED        TREASURY   STOCK NOTES       DUE FROM
                                       STOCK      CAPITAL    EARNINGS         STOCK      RECEIVABLE     AFFILIATES        TOTAL
                                    ---------------------------------------------------------------------------------------------
Balance at May 25, 2003                  $2       $13,691     $32,859      $        --    $(11,505)      $(63,760)      $(28,713)
   Net income                            --            --      12,191               --          --             --         12,191
   Repurchase of common stock and
     members' interest                   --            --      (1,389)         (17,696)      2,406            216        (16,463)
   Sale of common stock                  --            --          --              451          --             --            451
   Vested stock awards                   --           879          --               --          --             --            879
   Shareholder loan transactions,
     net                                 --            --          --               --      (1,381)            --         (1,381)
   Dividends and distributions           --            --      (4,000)              --          --             --         (4,000)
   Loans to affiliates, net              --            --          --               --          --         (2,826)        (2,826)
                                    ---------------------------------------------------------------------------------------------
Balance at May 30, 2004                   2        14,570      39,661          (17,245)    (10,480)       (66,370)       (39,862)
   Net income                            --            --       8,333               --          --             --          8,333
   Repurchase of common stock and
     members' interests                  --            --          --           (3,475)         --             --         (3,475)
   Shareholder loan transactions,
     net                                 --            --          --               --         228             --            228
   Member's contribution                 --            --       1,640               --      (1,640)            --             --
   Dividends and distributions           --            --      (5,222)              --          --             --         (5,222)
   Loans to affiliates, net              --            --          --               --          --         (1,351)        (1,351)
                                    ---------------------------------------------------------------------------------------------
Balance at March 6, 2005                 $2       $14,570     $44,412         $(20,720)   $(11,892)      $(67,721)      $(41,349)
   (unaudited)
                                    =============================================================================================

            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

                              RTM Restaurant Group

                        Combined Statements of Cash Flows
                                 (IN THOUSANDS)
                                   (unaudited)

                                                                                FORTY WEEKS ENDED
                                                                             MARCH 6,  FEBRUARY 29,
                                                                                2005          2004
                                                                             ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $  8,333    $  1,057
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization, continuing operations                     22,334      18,200
      Depreciation and amortization, discontinued operations                       70       1,473
      Stock-based compensation  expense                                         4,157         (41)
      Deferred income taxes                                                    (2,197)     (1,140)
      Gain on sales of units                                                     (490)       (441)
      Gain on sale of discontinued operations                                  (4,940)         --
      Changes in operating assets and liabilities:
         Income taxes receivable                                               (1,018)     (3,392)
         Other receivables                                                        710       2,764
         Inventories                                                            1,239        (571)
         Accounts payable                                                       4,488      14,934
         Accrued expenses                                                         332      (2,664)
         Prepaid expenses                                                      (1,658)      3,459
         Other liabilities and deferred credits                                (1,146)      1,463
                                                                             ---------------------
Net cash provided by operating activities                                      30,214      35,101

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of land, property, and equipment                                     (11,878)    (30,598)
Notes and advances due from affiliates                                         (1,351)     (2,305)
Additions to notes receivable                                                  (2,134)     (1,389)
Collections on notes receivable                                                 2,059         597
Proceeds from disposal of land and property                                     5,746       4,695
Purchase of other assets                                                         (549)     (2,203)
Proceeds from disposal of other assets                                            734          13
                                                                             ---------------------
Net cash used in investing activities                                          (7,373)    (31,190)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                       13,559      29,625
Payments on long-term debt, financing and capital lease obligations           (26,542)    (26,882)
Repurchase of treasury stock  and members' interests                           (2,717)     (1,677)
Proceeds from sale of treasury stock                                              452         451
Payments of dividends and distributions                                        (5,222)     (4,000)
                                                                             ---------------------
Net cash used in financing activities                                         (20,470)     (2,483)
                                                                             ---------------------
Net increase in cash and cash equivalents                                       2,371       1,428
Cash and cash equivalents at the beginning of the period                        8,475       8,621
                                                                             ---------------------
Cash and cash equivalents at the end of the period                           $ 10,846    $ 10,049
                                                                             =====================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                                       $ 33,973    $ 32,243
Cash paid for income taxes, net of refunds                                      6,309       3,978
NONCASH INVESTING AND FINANCING ACTIVITIES
Additions to capital lease and financing obligations                           19,382      20,378
Treasury stock acquired in exchange for notes receivable and other
   consideration                                                                1,210      17,831
Note receivable from sale of restaurants                                          832          --
Net liabilities assumed, notes and receivables exchanged and notes payable
   ---issued in purchase of restaurants                                         3,120          --
Contribution of note receivable to members' equity                              1,640          --

            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

                              RTM Restaurant Group

                     Notes to Combined Financial Statements
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)

                                  March 6, 2005

1.       ORGANIZATION OF THE GROUP

RTM Restaurant Group (the "Group") is not a legal entity, but rather the combination of the financial statements of RTM Restaurant Group, Inc. ("RTMRG") and its two wholly-owned subsidiaries, RTM, Inc. (and its subsidiaries) ("RTM") and RTM Partners, Inc. (and its subsidiaries) ("Partners"), along with RTM Acquisition Company, L.L.C. ("RTMAC"), and RTM Management Company, L.L.C. ("Management"). These entities are owned and controlled by the same group of individuals (the "Owners"). Two of the companies were organized as Georgia limited liability companies. These limited liability companies and the related operating agreements shall be dissolved and terminated at the earlier of the written consent of a Majority Interest, as defined, sale of the company, legal decree, or December 31, 2050.

The Group is the largest licensee of Arby's(R) restaurants, owning and operating 773 Arby's restaurants as of March 6, 2005. The Arby's license agreements initially extend for twenty years and are renewable for successive twenty-year terms.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The combined financial statements include the accounts of RTMRG, RTM, Partners, RTMAC and Management. All significant inter-entity balances and transactions have been eliminated.

FISCAL YEAR AND REPORTING PERIOD

The Group reports on a fiscal year consisting of 52 or 53 weeks ending on the last Sunday in May. The Group's 2005 fiscal year contains 52 weeks and the 2004 fiscal year contained 53 weeks. These financial statements include the balance sheet as of March 6, 2005, and the related combined statements of operations, cash flows and net capital deficiency for the 40 weeks ended March 6, 2005, the balance sheet as of May 30, 2004 and the combined statements of operations and cash flows for the 40 weeks ended February 29, 2004.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist principally of cash, including interest-bearing bank accounts.

INVENTORIES

Inventories consist primarily of food, beverages, and supplies and are valued at the lower of first-in, first-out cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is reflected in the statements of operations. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, generally ranging from 3 to 30 years, or the term of the lease for leasehold improvements, if shorter. Leasehold improvements under leases for which there exists an economic compulsion to renew the lease under one or more renewal options are amortized over the term of the lease plus anticipated renewal periods. For such leases, minimum lease payments are recognized on a straight-line basis over the lease term, including the anticipated renewal periods. Routine maintenance and repairs are charged to expense, and expenditures for renewals and betterments are capitalized.

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, impairment is measured by comparing the carrying amount to the fair value or discounted future net cash flows. Impairment charges of $1,131 related to property and equipment at restaurants with negative cash flows were recorded in the 40 week period ended March 6, 2005 and are included in depreciation expense in the accompanying statement of operations. No impairment charges were recorded for the 40 week period ended February 29, 2004.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LICENSE FEES, FAVORABLE LICENSES AND FAVORABLE LEASES

Initial license fees and acquisition costs allocated to license fees and favorable licenses are recorded as other intangible assets and are amortized on a straight-line basis over the contractual term of the agreements, including one renewal period for which renewal of the licenses and agreements is anticipated and the cost of renewal is nominal. Acquisition costs allocated to favorable leases are also recorded as other intangible assets and are amortized on a straight line basis over the term of the leases plus renewal periods for which renewal of the leases is anticipated in the valuation of the intangible assets.

GOODWILL

The Group adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), GOODWILL AND OTHER INTANGIBLE ASSETS, effective May 28, 2001. Under SFAS 142, goodwill is no longer amortized but is reviewed annually for impairment. The Group assesses the recoverability of goodwill on at least an annual basis, or more frequently if circumstances suggest potential impairment. Recoverability of goodwill is evaluated using a two-step process. The first step involves a comparison of the fair value of a reporting unit with its carrying value. If the carrying amount of the reporting unit exceeds its fair value, the second step of the process involves a comparison of the fair value and carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Under SFAS 142, a reporting unit is defined as an operating segment or one level below an operating segment, referred to as a component. For purposes of assessing impairment of goodwill the Group deems each district to be a reporting unit.

The Group performed its last annual impairment test during the final quarter of the fiscal year ended May 30, 2004, and concluded that no impairment of goodwill existed since the fair value of each of the Group's reporting units exceeded its carrying value. No events have occurred, nor circumstances changed subsequent to the most recent annual test that would reduce the fair value of the Group's reporting unit below its carrying value. The Group will continue to test for impairment on an annual basis or an interim basis if circumstances change that would indicate the possibility of impairment.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION

The Group has elected to account for its stock awards and options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Based on the terms of the Group's stock awards and options, variable plan accounting is applied. As a result, the Group recognizes compensation expense related to stock awards and options or reverses previously recognized expense as the estimated market value of its common stock changes from year to year. Because the common stock is not publicly traded, there is no ready market from which to determine its value. As a result, the Group has historically obtained an independent valuation to estimate the market value of its common stock. A critical estimate in the valuation is anticipated future cash flows of the business. This estimate is subject to change as a result of many factors including, among others, changing economic conditions and the competitive environment. During 2005, the estimated fair value was determined based on the terms of an agreement and plan of merger which was executed on May 27, 2005. See Note 19 for further discussion. The Group is not required to disclose the pro-forma effects of accounting for the options under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION, as the options are liability awards for which the accounting under SFAS 123 would be the same as the accounting recorded by the Group under APB 25.

SELF-INSURANCE RESERVES

The Group records an estimate of the remaining costs to settle incurred self-insured workers' compensation claims. The Group purchases insurance policies which reimburse the Group in the event of claims over a specified amount. The estimate considers factors which may impact the ultimate cost of claims which include: the frequency and severity of historical claims, as well as changes in the business environment, benefit levels, health care costs and regulatory environment. The estimate also considers the impact of insurance which may reduce the overall cost of a given claim to the Group. In addition, at the balance sheet date, there may be incurred claims that have not been reported; accordingly, the Group may not be aware of them. An estimate of these incurred but not reported claims has been included in the reserve. The Group has provided letters of credit to various states, municipalities and insurance companies as collateral for certain of its liabilities attributable to workers' compensation.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Group is comprised of five companies (and their subsidiaries). Two of the companies are limited liability companies; accordingly, the tax attributes from the activities of those companies flow directly to the members of the limited liability companies. Thus, no tax provision, tax receivables or payables, or deferred tax assets or liabilities are reflected in the accompanying combined financial statements related to these companies. Three companies are C Corporations; accordingly, the tax attributes from the activities of those companies are reflected in the accompanying combined financial statements. Thus, tax provisions, tax receivables or payables, and deferred tax assets or liabilities arising from differences between the financial statement and tax basis of the assets and liabilities are reflected in the accompanying combined financial statements related to these companies. Deferred taxes are provided using currently enacted tax rates and regulation. A valuation allowance is provided for deferred tax assets for which realization is not deemed more likely than not.

REVENUE RECOGNITION

Revenues from the sale of food and beverages are recognized at the time the products are sold and the cash is collected from the customer.

ADVERTISING EXPENSE

Advertising costs are expensed as incurred. The Group charges advertising costs, including contributions made to advertising cooperatives, to expense ratably in relation to revenues over the year in which incurred. Advertising expense from continuing operations totaled $38,361 and $37,606 for the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Group uses financial instruments in the normal course of its business. The carrying value approximates fair value for financial instruments that are short-term in nature, such as cash, accounts receivable and accounts payable. The Group estimates that the carrying value of the Group's long-term debt and notes receivable approximates fair value based on current rates offered to and by the Group for debt and notes of the same remaining maturities. It is not practicable to assess the fair value of affiliate receivables, because the timing of receipts is not fixed.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GAINS AND LOSSES ON RESTAURANT SALES

From time to time to optimize its store locations, the Group sells certain of its restaurants. The Group defers gains on unit sales when it has continuing involvement in the restaurants sold. Deferred gains are recognized over the remaining term of the continuing involvement. The Group also defers gains to the extent of proceeds in the form of notes receivable, when the purchaser is thinly capitalized and highly leveraged. These deferred gains are recognized as the cash is received or continuing involvement ceases and collectibility is reasonably assured. Losses are recognized immediately. The computation of gains or losses also includes an allocation of goodwill if the underlying unit was acquired through a transaction accounted for by the purchase method.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ("FASB") issued the Revised Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, in December 2003 ("FIN 46R"). The revised Interpretation requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation provisions of FIN 46R immediately apply to variable interest entities created after January 1, 2004 or interests in variable interest entities obtained after that date. For interests in variable interest entities obtained prior to January 1, 2004, the consolidation provisions of FIN 46R become effective for the Group in its fiscal year ending May 28, 2006.

Although the Group has not adopted FIN 46R, and its provisions have not been applied in the accompanying financial statements, the Group has determined that, as of May 30, 2004, it holds interests in four variable interest entities that it would consolidate upon application of FIN 46R: Winners International Restaurants, Inc., Mrs. Winners, L.P. and Winners Partners (collectively "Winners") and RTM Future Associates. These entities are under common control with the Group. Winners owns and operates 99 restaurants under the name of Mrs. Winner's Chicken & Biscuits in seven states. RTM Future Associates was established to purchase the stock of RTMRG's largest shareholder (see Note 17).

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The Group's maximum exposure to loss as a result of its involvement with Winners includes the Group's guarantee of $20,043 of Winners' debt as of March 6, 2005, the Group's guarantee of Winners' leases of $17,277 as of March 6, 2005, and the Group's commitment to provide liquidity support for Winners, as needed, over the 2005 fiscal year. Such exposure excludes receivables from Winners of $58,804 as of March 6, 2005, that are included in net capital deficiency in the accompanying balance sheet. See Note 17 for further discussion.

Additionally, the Group has determined that it holds variable interests in the form of notes receivable from entities that purchased restaurants from the Group subsequent to January 1, 2004. As more fully described in Note 4, in April and September of 2004, the Group sold restaurants to unrelated third parties for cash and notes receivable. The buyers are variable interest entities; however, the Group is not considered the primary beneficiary and, therefore, has not consolidated the entities. The Group's outstanding notes receivable balances exposed to loss as a result of its involvement in these variable interest entities totaled $2,600 as of March 6, 2005.

The Group may hold variable interests in the form of notes receivable from entities that purchased restaurants from the Group prior to January 1, 2004. The Group has not yet determined whether any of such entities are variable interest entities or whether the Group would be required to consolidate any of them beginning in fiscal year 2006.

In December 2004, the FASB issued a revision to Statement of Financial Accounting Standards No. 123 (SFAS 123R), SHARE BASED PAYMENT. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The Statement eliminates the alternative method of accounting for employee share-based payments previously available under APB 25. The Statement will become effective for the Group in its fiscal year ending May 27, 2007. The Group has not yet assessed the effect that the adoption of SFAS 123R will have on its financial position and results of operations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY ("SFAS 150"). SFAS 150 would require that the Group's redeemable common stock be classified as a liability and measured at fair value. The effective date of SFAS 150 for nonpublic companies has been deferred indefinitely.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


3.       SIGNIFICANT RISKS AND UNCERTAINTIES

NATURE OF OPERATIONS

The Group operates solely in the restaurant business through its Arby's(R) quick service restaurants specializing in slow-roasted roast beef sandwiches. Arby's restaurants also offer an extensive menu of chicken, turkey and ham sandwiches, side dishes and salads including Arby's Market Fresh(R) sandwiches. The Group's restaurants are located in 22 states throughout the United States. Information concerning the number of the Group's Arby's restaurants is as follows:

                                               MAY 25,      MAY 30,     MARCH 6,
                                                 2003         2004         2005
                                               ---------------------------------

    Open at beginning of year                     771          788          772
    Openings and acquisitions                      25           29           22
    Transfers                                      --          (38)         (10)
    Closings                                       (8)          (7)         (11)
                                               ---------------------------------
    Open as of date indicated                     788          772          773
                                               =================================
    Weighted average number in operation          779          790          772
                                               =================================

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Group's significant estimates which are susceptible to change in the near term relate to tax matters, RTMRG valuation estimates related to stock based compensation, self-insurance reserves, impairment of goodwill and long-lived assets and gains and losses related to the disposition of restaurants. The Group evaluates those estimates and assumptions on an ongoing basis utilizing historical experience and various other factors which the Group believes are reasonable under the circumstances.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


3.       SIGNIFICANT RISKS AND UNCERTAINTIES (CONTINUED)

CERTAIN RISK CONCENTRATIONS

The Group does not have a single significant customer. However, the Group's restaurant business could be adversely affected by changing consumer preferences resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses. The Group believes that its vulnerability to risk concentrations related to significant vendors and sources of its raw materials is not significant, although increases in the cost of beef during 2004 due to market-wide supply and demand factors adversely affected profit margins of the Group's restaurants in 2004 and 2005. The Group also believes that its vulnerability to risk concentrations related to geographical concentration is mitigated since the Group generally operates throughout the United States and has no foreign exposure.

4.       DISCONTINUED OPERATIONS

PHOENIX DISTRICT

On April 19, 2004, the Group sold all of its Arby's restaurants in the Phoenix, AZ district (the "Phoenix District") to an unrelated third party for net proceeds of $15,950, including cash and a note receivable for $2,000 payable monthly over 10 years. The gain of $10,874 ($8,948 net of taxes) resulting from this transaction was recorded in the fourth quarter of fiscal year 2004 in discontinued operations. Goodwill of $1,167 related to the Phoenix District was retired in connection with the sale.

As of the date of the transaction, the Phoenix District's assets and liabilities were recorded at a net carrying value of approximately $4,432.

The Phoenix District's revenues were $24,321, and income before income taxes was $103, during the 40 weeks ended February 29, 2004, and is included in income from discontinued operations, net of income taxes, in the accompanying combined statement of operations.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


4.       DISCONTINUED OPERATIONS (CONTINUED)

OTHER RESTAURANT SALES

On September 13, 2004, the Group sold the operations of 4 of its restaurants in Georgia to a former stockholder for net proceeds of $3,513, including a note receivable for $832, receipt of the shareholder's stock of $108, and cash. On September 27, 2004, the Group sold the operations of 6 of its restaurants in Indiana to a former stockholder for net proceeds of $3,675, including receipt of the shareholder's stock of $1,590, and cash. Gains aggregating $4,940 ($3,162 net of tax) resulted from these transactions and are included in income from discontinued operations, and $748 was deferred as of March 6, 2005. The deferred gain will be recognized as collections are made on a note receivable from the buyer.

As of the date of the transactions, the assets and liabilities disposed of related to these 10 restaurants were recorded at a net carrying value of approximately $865. As of May 30, 2004, the net carrying value of such assets and liabilities was $602.

For purposes of these financial statements, the results of operations of these restaurants have been included in discontinued operations. Revenues related to the 10 restaurants sold in September 2004 were $8,652 and $8,067, and income before income taxes, exclusive of the gains on sale, was $5,494 and $1,172 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, and is included in income from discontinued operations, net of income taxes, in the accompanying combined statements of operations.

5.       ACQUISITIONS

During 2005 and 2004, the Group acquired several businesses that operated Arby's restaurants. Each of these acquisitions was accounted for as a purchase and their results of operations are included beginning at the date of acquisition.

Additionally, during the 40 weeks ended March 6, 2005, the Group reacquired two restaurants sold to TLSE, LLC ("TLSE") during 1999. The restaurants were reacquired for $2,250, including cash, the exchange of a note receivable, issuance of a note and the assumption of certain liabilities. At the date of the sale of the restaurants to TLSE, the Group took a note and guaranteed TLSE's third-party debt. As a result, this transaction was not accounted for as a sale. This is consistent with the rules established by the Securities and Exchange Commission. As of the reacquisition date, the Company had recorded a deferred credit related to the transaction of $1,750. Such deferred credit was applied as a reduction of the acquisition cost allocated to the net assets acquired.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


5.       ACQUISITIONS (CONTINUED)

The following summarizes the allocation of the aggregate purchase price of the Group's acquisitions:

                                                          MARCH 6,       MAY 30,
                                                             2005          2004
                                                         -----------------------
   Assets:
     Property and equipment                              $    250       $   165
     Goodwill                                               2,572           195
     Other net assets acquired                                678             5
                                                         -----------------------
     Aggregate purchase price, net                         $3,500          $365
                                                         =======================

6. NOTES RECEIVABLE

Notes receivable consist of the following:

                                                          MARCH 6,       MAY 30,
                                                             2005          2004
                                                         -----------------------
  Sales of restaurants:
   10% note receivable, due in monthly installments
     of $71 including interest beginning 2006            $  4,187      $  4,187
   10% note receivable, due in monthly installments
     of $12 including interest through 2017                 1,005         1,071
   7.4% note receivable, due in monthly installments
     of $24 including interest through 2014                 1,731         2,000
   Other notes receivable with varying interest rates       1,030         1,592
   Less deferred gains                                     (4,619)       (4,619)
                                                         -----------------------
                                                            3,334         4,231
    Less current portion                                      134           189
                                                         -----------------------
                                                         $  3,200      $  4,042
                                                         =======================

The notes described above resulting from the sales of restaurants are collateralized by the restaurants and by assignment of the license and franchise rights related to the restaurants or are guaranteed by the owner of the purchaser.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


7.       PROPERTY AND EQUIPMENT AND CAPITAL LEASES

Property and equipment and capital leases, at cost, consist of the following:


                                                           MARCH 6,      MAY 30,
                                                              2005         2004
                                                       -------------------------
   Property and equipment:
   Buildings                                           $   161,472    $ 156,064
   Leasehold improvements                                   38,975       36,032
   Equipment and automobiles                               129,342      129,678
   Construction in progress                                  3,485        5,249
   Less accumulated depreciation                          (155,149)    (148,462)
                                                       -------------------------
                                                       $   178,125    $ 178,561
                                                       =========================

   Capital leases:
   Buildings                                           $    41,698    $  38,594
   Equipment                                                21,484       19,398
   Less accumulated amortization                           (17,905)     (14,486)
                                                       -------------------------
                                                       $    45,277    $  43,506
                                                       =========================

For continuing operations, the Group incurred depreciation expense of $17,555 and $14,871 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, and amortization expense (including amortization of intangible assets) of $4,779 and $3,329 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

REAL ESTATE INVESTMENT JOINT VENTURE

The Group has approximately a 50% interest in a joint venture with a third party whose purpose is to acquire, develop, construct, finance, lease and dispose of restaurant properties. The Group is involved in securing the land and constructing the buildings and enters into a lease with the joint venture for the restaurant properties. The joint venture then sells the land and building to a third party, subject to the lease. In accordance with the operating agreement, distributable cash flows are disbursed to the members of the joint venture. Gains are deferred and are amortized over the term of the lease for capital leases.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


7.       PROPERTY AND EQUIPMENT AND CAPITAL LEASES (CONTINUED)

REAL ESTATE INVESTMENT JOINT VENTURE (CONTINUED)

In accordance with Emerging Issues Task Force Issue No. 97-10, THE EFFECT OF LESSEE INVOLVEMENT IN ASSET CONSTRUCTION, and Statement of Financial Accounting Standards No. 98, ACCOUNTING FOR LEASES, the Group is considered the owner of the property for accounting purposes while the property is held by the joint venture. In addition, the purchase of properties by the joint venture in connection with an acquisition by the Group in 2001 and the concurrent lease of such properties by the Group has been accounted for as a financing transaction. Accordingly, the land and building, along with the related financing obligations, are recorded in the accompanying financial statements.

The amounts reported in the balance sheets related to all of the properties subject to such leases are as follows:

                                                                     AS OF
                                                            --------------------
                                                             MARCH 6,    MAY 30,
                                                                2005       2004
                                                            --------------------
    Land, property and capital leases                        $40,302    $41,431
    Financing obligations                                     20,984     20,984
    Capital lease obligations                                 22,467     22,716

8.      OTHER INTANGIBLE ASSETS

Other intangible assets consist of the following:

                                         MARCH 6, 2005                             MAY 30, 2004
                            ----------------------------------------  --------------------------------------
                                                              NET                                      NET
                                GROSS     ACCUMULATED        BOOK        GROSS     ACCUMULATED        BOOK
                                ASSET    AMORTIZATION       VALUE        ASSET    AMORTIZATION       VALUE
                            ----------------------------------------  --------------------------------------
License fees                  $11,999     $  (3,675)      $  8,324      $11,729      $ (3,592)     $  8,137
Favorable licenses             11,974        (2,529)         9,445       12,251        (5,992)        6,259
Favorable leases                7,066        (6,433)           633        7,266        (2,920)        4,346
Non-compete agreement             570          (156)           414          570          (134)          436
                            ----------------------------------------  --------------------------------------
                              $31,609      $(12,793)       $18,816      $31,816      $(12,638)      $19,178
                            ========================================  ======================================

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


8.       OTHER INTANGIBLE ASSETS (CONTINUED)

As of May 30, 2004, the estimated aggregate amortization expense related to other intangible assets for the next five fiscal years is as follows: 2005 - $962; 2006 - $880; 2007 - $857; 2008 - $838 and 2009 - $818. The weighted average remaining useful life of the licenses and favorable leases is 34 and 10 years, respectively.

9.       OTHER ASSETS

Other assets consist of the following:

                                                                           MARCH 6,           MAY 30,
                                                                              2005              2004
                                                                           --------------------------
   Receivables from split-dollar life insurance contract policy owners      $3,417            $3,043
   Market development agreement deposit                                      1,433             1,726
   Cash surrender value of life insurance policies                           1,205             1,329
   Financing commitment fees                                                 1,065             1,210
   Lease acquisition costs                                                     901               979
   Refundable deposits                                                         477               555
   Other                                                                       173               175
                                                                           --------------------------
                                                                            $8,671            $9,017
                                                                           ==========================

The receivables from split-dollar life insurance contracts are collateralized by the cash surrender value of the life insurance policies.

10.      DEBT

Long-term debt consists of:

                                                                            MARCH 6,           MAY 30,
                                                                               2005              2004
                                                                           ---------------------------
   Installment notes payable to financial institutions and                 $185,430          $206,379
      commercial lenders through 2024 at varying interest rates up to 14.2%
   Line of credit borrowings                                                 12,759                --
   Stock  repurchase  notes  payable  through 2024 with  interest at
      5.31% to 7.74%                                                         12,654            12,445
   Notes to  shareholders,  payable  through 2013 at interest  rates
      ranging from 4.3% to 10%                                                2,795               581
                                                                           ---------------------------
                                                                            213,638           219,405
   Less current portion                                                      42,211            29,112
                                                                           ---------------------------
                                                                           $171,427          $190,293
                                                                           ===========================

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


10.      DEBT (CONTINUED)

The Group incurred interest expense of $28,967 and $26,940 and the Group also recorded interest income of $575 and $347, during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively. The Group capitalized $432 and $675 during the 40 week periods ended March 6, 2005 and February 29, 2004, respectively. During the 40 week periods ended March 6, 2005 and February 29, 2004, the total net interest expense from continuing operations was $27,960 and $25,918, respectively.

The Group has pledged certain receivables, land, buildings and equipment, leases and license agreements with a net book value of approximately $170,000 as collateral for the above notes. Certain notes include financial covenants, of which the most significant are minimum requirements of cash flow, debt-to-equity ratios and net worth. At May 30, 2004, the Group was not in compliance with certain financial covenants. The Group has obtained waivers through at least May 31, 2005 from each financial institution to which these covenants apply. Based on its preliminary results for the year ended May 29, 2005, the Group believes it is probable that the Group will be in compliance with such covenants at May 29, 2005. At March 6, 2005, the Group was in compliance with the covenants that are measured on a quarterly basis. Certain of the notes also include other customary provisions including subjective acceleration clauses for material adverse changes. The Group has evaluated the likelihood of acceleration of debt under these clauses as remote.

The Group has two revolving line-of-credit agreements. As of March 6, 2005, one agreement allows for borrowings up to $25,000 through December 15, 2005. This agreement bears interest at the prime rate (4.00% at May 30, 2004 and 5.00% at March 6, 2005). This agreement is secured by assets having a net book value of $1,168 as of May 30, 2004 and $2,029 as of March 6, 2005. The Group pays a quarterly fee of 0.375% on unused amounts and up to $6,000 of this line can be used for letters of credit. The second agreement allows for borrowings of up to $15,000 with interest based on the rate of 30-day commercial paper (1.00% at May 30, 2004 and 2.46% at March 6, 2005) plus 2.65%. This agreement expires November 30, 2005 and is secured by assets having a net book value of $500 as of May 30, 2004 and $794 as of March 6, 2005. There were no outstanding balances under the line-of-credit agreements as of May 30, 2004. As of March 6, 2005, there was an outstanding balance of $12,759 which is included in the current portion of long-term debt.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


10.      DEBT (CONTINUED)

Aggregate maturities of long-term debt at March 6, 2005 are as follows:

      Remainder of fiscal year ended May 29, 2005                   $    6,791
      2006                                                              37,301
      2007                                                              19,107
      2008                                                              16,859
      2009                                                              15,659
      2010 and after                                                   117,921
                                                                    ------------
      Total                                                           $213,638
                                                                    ============

As more fully described in Note 19, the Group intends to combine with Arby's Restaurant Group Inc. and, in connection therewith, substantially all of the Group's debt is expected to be retired or refinanced, along with the debt of Winners guaranteed by the Group. Were such debt to be retired as of March 6, 2005, management estimates prepayment penalties would aggregate approximately $20,000 at March 6, 2005, including $5,000 for the debt guaranteed by the Group.

11. NET CAPITAL DEFICIENCY AND REDEEMABLE COMMON STOCK

The Group is comprised of RTMRG and its subsidiaries, along with two limited liability companies. RTMRG has 100,000,000 shares issued with no par value and has 92,862,239 and 94,469,393 shares outstanding as of March 6, 2005 and May 30, 2004, respectively. As of March 6, 2005 and May 30, 2004, 7,137,761 and 5,530,607 shares, respectively, were held in treasury resulting from repurchases of stock.

RTMRG has stock repurchase agreements with all of its shareholders, except the largest shareholder (see Note 17), requiring the repurchase of RTMRG's stock when the shareholder is no longer employed by the Group. The redemption value of the common stock is based on appraised value and is payable over periods up to 20 years. At March 6, 2005, the redemption value of such stock was $131,914.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


12.      STOCK OPTION PLAN

RTMRG has awarded stock options to certain of its key executives. The stock option agreements contain certain provisions that require them to be accounted for using variable accounting under APB 25. Accordingly, RTMRG recognizes compensation expense (reversal of expense) as the value of the common stock changes from year to year.

The Group recognized compensation expense associated with stock options of $1,966 and $384 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

A summary of stock option activity and related information is as follows:

                                                          FORTY WEEKS ENDED                YEAR ENDED
                                                     ------------------------------------------------------
                                                               MARCH 6,                     MAY 30,
                                                                 2005                         2004
                                                     ------------------------------------------------------
                                                                      WEIGHTED                     WEIGHTED
                                                                      AVERAGE                      AVERAGE
                                                                      EXERCISE                     EXERCISE
                                                        SHARES         PRICE         SHARES         PRICE
                                                     ------------------------------------------------------
      Outstanding at beginning of  period             5,911,422     $   2.16       4,411,422      $ 1.76

      Forfeited                                      (1,000,000)        3.24              --          --
      Granted                                                --           --       2,500,000        3.30
      Exercised                                              --           --      (1,000,000)       3.24
                                                     ------------------------------------------------------
      Outstanding at end of period                    4,911,422         1.94       5,911,422        2.16
      Exercisable at end of period                    2,480,187         1.67       2,364,569        2.14

The exercise prices of the options range from $1.03 to $3.56 per share and the options vest over periods up to five years. The options do not have stated expiration dates.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


13.      STOCK AWARDS

Prior to May 26, 2002, the Group sold stock to employees in exchange for notes receivable. The stock was guaranteed to appreciate at 10% per year until vested at the later of 5 years or the date the note receivable, with interest accruing at 10% per year, was fully collected. Since the employee did not assume the risks and rewards of stock ownership, these stock awards have been accounted for as stock appreciation rights. Accordingly, the Group records compensation expense or reversal of expense on changes in the estimated market value of such stock until the shares are fully vested and are "mature" (six months after the shares are fully vested). At such time, the resulting liability is credited to additional paid-in capital. Compensation expense (reversal of expense) recorded for these stock awards was $2,189 and ($426) during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

During the year ended May 26, 2002, 13,100,576 shares of such nonvested stock awards were issued. Nonvested stock awards outstanding at March 6, 2005 and May 30, 2004 aggregated 9,601,190 shares.

The notes receivable for stock purchases are recorded in net capital deficiency.

14.      LEASES

The Group leases offices, restaurants, and equipment under various agreements through 2030. Substantially all of the restaurant leases have initial lease terms of 15 to 20 years with two to three renewal options of five years. Many of the restaurant leases have rents that escalate over the base lease term and some contain provisions for additional rent based on a percentage of gross sales. Certain leases of restaurants in sale-leaseback transactions in which the Group has continuing involvement in the property sold in the form of a repurchase or purchase option or renewal options at other than fair market value at the renewal date are accounted for as financing obligations. Certain leases of restaurants under lease agreements with certain non-performance related default covenants are accounted for as capital leases. Certain leases of restaurant equipment are also accounted for as capital leases.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


14.      LEASES (CONTINUED)

Minimum and contingent rentals, net of sublease rental income, that comprise rental expense from continuing operations are as follows:

                                                            FORTY WEEKS ENDED
                                                        ------------------------
                                                        MARCH 6,    FEBRUARY 29,
                                                           2005            2004
                                                        ------------------------

   Minimum rentals                                      $30,549         $31,268
   Contingent rentals                                     1,779           1,572
                                                        ------------------------
   Total rent expense                                   $32,328         $32,840
                                                        ========================

As of May 30, 2004, future minimum rental commitments under noncancelable leases are as follows:

                                               CAPITAL     FINANCING   OPERATING
                                                LEASES   OBLIGATIONS      LEASES
                                              ----------------------------------
   2005                                       $  8,349     $  12,500   $  45,791
   2006                                          7,179        12,664      42,566
   2007                                          6,155        12,846      38,437
   2008                                          5,253        12,984      34,444
   2009                                          4,612        13,144      31,107
   2010 and thereafter                          58,185       155,043     231,167
                                              ----------------------------------
   Total minimum lease payments                 89,733       219,181    $423,512
                                                                     ===========

   Payment-in-kind of property at end of
     lease term                                               79,237
   Less amount representing interest            42,123       179,994
                                              -----------------------
   Present value of minimum lease payments      47,610       118,424
   Less current portion                          3,898           268
                                              -----------------------
   Noncurrent portion                          $43,712      $118,156
                                              =======================

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


14.      LEASES (CONTINUED)

The Group leases and subleases restaurants and office facilities to third parties under various operating lease agreements through 2030 with renewal options. As of May 30, 2004, future minimum rentals due under noncancelable tenant and subtenant leases are as follows:

      2005                                                              $10,370
      2006                                                                9,561
      2007                                                                8,775
      2008                                                                8,303
      2009                                                                7,041
      2010 and thereafter                                                47,707
                                                                      ----------
      Total minimum lease payments                                      $91,757
                                                                      ==========

15.      INCOME TAXES

A reconciliation of income taxes from continuing operations to total income tax expense for the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, follows:

                                                            FORTY WEEKS ENDED
                                                         MARCH 6,   FEBRUARY 29,
                                                            2005           2004
                                                         -----------------------

      Income tax expense from continuing operations       $1,697          $ 375
      Income tax expense from discontinued operations      1,978            686
                                                         -----------------------
      Total income tax expense                            $3,675         $1,061
                                                         =======================

The combined provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory rate to pretax income principally as a result of state income taxes, employment tax credits, stock award compensation expense and income from nontaxable entities.

Income (loss) from continuing operations would have been $2,445 and $(61) and the provision for income taxes from continuing operations would have been $4,069 and $904 for the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, if the nontaxable entities had been subject to tax at the statutory federal income tax rate.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


15.      INCOME TAXES

Significant components of deferred tax assets and liabilities as of May 30, 2004 are as follows:

                                                                        MAY 30,
                                                                          2004
                                                                    -----------
   Deferred tax assets:
     Financing and capital lease obligations                        $    5,597
     State net operating loss carryforwards                              2,478
     Stock option expense                                                2,437
     Insurance accruals                                                  1,750
     Straight-line rent accrual                                          2,007
     Other currently nondeductible accruals                                470
     Tax over book interest income                                         366
     Other                                                                 796
                                                                    -----------
   Gross deferred tax assets                                            15,901
   Less valuation allowance                                              2,478
                                                                    -----------
   Net deferred tax asset                                               13,423

   Deferred tax liabilities:
     Depreciation and amortization                                     (17,825)
     Installment sales                                                  (1,595)
     Other                                                                (283)
                                                                    -----------
   Gross deferred tax liability                                        (19,703)
                                                                    -----------
   Net deferred tax liability                                       $   (6,280)
                                                                    ===========

16.      EMPLOYEE BENEFIT PLANS

The Group maintains a defined contribution 401(k) plan covering substantially all employees of the Group and other affiliates who have met certain service and age requirements. The provisions of the plan allow employees to contribute up to 15% of gross earnings. The Group matches 25% of the first 4% of gross earnings contributed by employees. The Group's matching contributions totaled $171 and $229 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


17.      RELATED PARTY TRANSACTIONS

The Group is affiliated through common ownership with Winners, Lee's Famous Recipe, Inc. and subsidiaries ("Lee's"), Marketing Events Partners, Inc. ("MVP"), RTM Family Restaurants, L.L.C. ("RTMFR"), RTM Future Associates ("RTMFA"), RTM Foundation and Crown Restaurants, Inc.

As of March 6, 2005 and May 30, 2004, receivables from and cash advances to Winners aggregated $58,804 and $54,036, respectively. These receivables have been classified in net capital deficiency in the accompanying balance sheets. The Group received $9 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, from Winners for management fees. The Group paid $32 and $40 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, to Winners for royalties and advertising. As of March 6, 2005, the Group has guaranteed $20,043 of Winners' debt and $17,277 of Winners' leases. RTM has committed to provide liquidity support for Winners, as needed, during the 2005 fiscal year.

On October 14, 2004, RTMFR was merged into Group. Since RTMFR was under common control with the Group, the merger has been accounted for on a basis equivalent to a pooling of interests and the carrying values of RTMFR's assets and liabilities and the results of its operations have been combined with those of the Group for all periods presented. Such merger did not have a significant impact on the Group's combined financial statements.

As of May 30, 2004, the Group had an unsecured advance due from Lee's of $4,230. During the 40 weeks ended March 6, 2005, $3,435 of such advances was forgiven and the remainder was repaid with a note receivable from Winners International. This advance has been classified in net capital deficiency in the accompanying May 30, 2004 balance sheet. Interest income of $265, related to cash advances to Lees', was reversed during the 40 weeks ended February 29, 2004, because it was determined that the interest would not be collected. As of March 6, 2005, the Group had guaranteed $9,738 of leases of restaurants previously operated by Lee's.

The Group has transactions with non-combined affiliates on a daily basis that are typically settled monthly, and are included in other receivables and accounts payable. As of March 6, 2005 and May 30, 2004, the total of non-combined affiliate balances included in other receivables was $765 and $1,020, respectively, and the total of non-combined affiliate balances included in accounts payable was $2,364 and $6, respectively.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


17.      RELATED PARTY TRANSACTIONS (CONTINUED)

The Group shares certain common management and employees with Marketing Event Partners ("MVP"). MVP manages golf tournaments and related charitable events and provides special event and meeting planning services. As of March 6, 2005 and May 30, 2004, the Group has advanced $240 and $390, respectively, to MVP, and has recognized interest on these advances of $14 and $8 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively. Employees of MVP are paid by, and have their benefits administered by the Group, which in turn is reimbursed by MVP for these expenses quarterly. The Group paid MVP consulting fees for planning services of $240 and $320 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively.

The Group contributed $225 and $410 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, to the RTM Foundation. The RTM Foundation was created to provide aid and support to other nonprofit organizations.

The Group has advanced $229 and $723 to certain shareholders as of March 6, 2005 and May 30, 2004, respectively.

RTM Future Associates ("RTMFA") is an affiliated entity established to purchase the stock controlled by the largest shareholder in the event of his death. This redemption agreement is collateralized by a group of life insurance policies owned by RTMFA. In the event the life insurance proceeds are less than the appraised value of the shares, RTMRG will acquire the remaining shares in exchange for promissory notes. At March 6, 2005, the redemption value of such shareholder's stock was $98,102. As of March 6, 2005, the face amount of the policies totals $71,000.

The premiums on the policies held by RTMFA are paid by RTMRG on behalf of RTMFA. The premiums are to be reimbursed from future death benefits. At termination of the agreement prior to the death of the shareholder, the premiums would be repaid to the extent of cash surrender value plus loans against cash surrender value plus loans from RTMRG to RTMFA. The agreement is terminated if RTMRG becomes a public company or a subsidiary of a public company. Since RTMFA is under common control with the Group, the changes in premiums paid in excess of cash surrender value of $(84) and $88 during the 40 weeks ended March 6, 2005 and February 29, 2004, respectively, have been accounted for as an equity transaction in the accompanying financial statements. The accumulated balances of premiums paid in excess of cash surrender value on RTMFA policies was $5,030 and $5,114 at March 6, 2005 and May 30, 2004, respectively, and have been classified in net capital deficiency in the accompanying balance sheets.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


17.      RELATED PARTY TRANSACTIONS (CONTINUED)

As of March 6, 2005 and May 30, 2004, the Group had advances to RTMFA of $1,770 and $1,615, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

The Group had receivables from split-dollar life insurance contract policy owners, who are shareholders, in excess of cash surrender value of $1,322 and $1,358 at March 6, 2005 and May 30, 2004, respectively. Such advances have been classified in net capital deficiency in the accompanying balance sheets.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

Pending court approval, the Group has reached a settlement with a third party regarding the accessibility of the Group's restaurants to individuals in accordance with the Americans with Disabilities Act. The Group estimates it will make capital expenditures and pay related fees aggregating approximately $9,000 over the next 8 years to meet the requirements of the settlement.

Under its development agreement with Arby's Restaurant Group ("ARG"), the Group has agreed to develop 204 more Arby's restaurants by December 31, 2010, with specific annual commitments for each calendar year until that time. The Group's commitment may be reduced for each restaurant developed by another franchisee in the Group's territories.

Standby letters of credit primarily related to workers' compensation insurance are issued to provide collateral to insurance companies, states or municipalities. In the event the Group fails to pay insurance claims, the issuing bank may be asked to release some or all of this collateral to the insurance company, state or municipality. As of March 6, 2005, such standby letters of credit totaled $5,800.

As of March 6, 2005, the Group had guaranteed leases of $8,168 related to Arby's restaurants previously operated by the Group.

                              RTM Restaurant Group

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


19.       SUBSEQUENT EVENTS

MERGER TRANSACTION

On May 27, 2005, the Group and Triarc Companies Inc. signed an agreement to enter into a series of transactions which will result in the merger of Arby's Restaurant Group Inc. and the Group. The resulting entity will operate solely in the restaurant business as the franchisor of the Arby's restaurant system and the owner of the Arby's restaurant operations of Arby's Restaurant Group, Inc. and the Group. The transactions contemplate that substantially all of the outstanding debt of the Group will be repaid or refinanced.